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Exhibit 24.1

POWER OF ATTORNEY OF BUNGE LIMITED

        Each person whose signature appears below hereby constitutes and appoints Alberto Weisser and William M. Wells, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ALBERTO WEISSER Alberto Weisser	Chief Executive Officer and Chairman of the Board of Directors	July 25, 2003
/s/ WILLIAM M. WELLS William M. Wells	Chief Financial Officer	July 25, 2003
T.K. Chopra	Controller and Principal Accounting Officer	, 2003
/s/ JORGE BORN, JR. Jorge Born, Jr.	Deputy Chairman and Director	July 25, 2003
/s/ ERNEST G. BACHRACH Ernest G. Bachrach	Director	July 25, 2003
/s/ ENRIQUE H. BOILINI Enrique H. Boilini	Director	July 25, 2003
Michael H. Bulkin	Director	, 2003
/s/ OCTAVIO CARABALLO Octavio Caraballo	Director	July 25, 2003
Francis Coppinger	Director	, 2003
/s/ BERNARD DE LA TOUR D'AUVERGNE LAURAGUAIS Bernard de La Tour d'Auvergne Lauraguais	Director	July 25, 2003

/s/ WILLIAM ENGELS William Engels	Director	July 25, 2003
/s/ PAUL H. HATFIELD Paul H. Hatfield	Director	July 25, 2003
Carlos Braun Saint	Director	, 2003
/s/ WILLIAM M. WELLS Bunge Limited, U.S. Office By: William M. Wells, Chief Financial Officer	Authorized Representative in the United States	July 25, 2003

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POWER OF ATTORNEY OF BUNGE LIMITED